EXHIBIT 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Richard DeCicco, Chief Financial Officer of Iconic Brands, Inc. (the “Company”), hereby certifies that based on the undersigned’s knowledge:

(1)

The Company’s quarterly report on Form 10-Q for the period ended September 30, 2020 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 16, 2020	By:	/s/ Richard DeCicco
Richard DeCicco
Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Iconic Brands, Inc., and will be retained by Iconic Brands, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.